                                EXHIBIT 23.3

Consent of Richards, Layton & Finger PA

                                EXHIBIT 23.3

            CONSENT OF COUNSEL

We hereby consent to the reference to us in the Prospectus constituting part of this Registration
Statement on Forms S-1 under the caption "Legal
Matters." In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange
Commission thereunder.

                         /s/ Richards, Layton & Finger PA
                         Richards, Layton & Finger PA

Wilmington, Delaware
March 15, 2001